EXHIBIT 11.1

                       COMPUTATION OF PER SHARE EARNINGS

For the following periods the registrant had no securities that were dilutive for the calculation of earnings per share.

                                                      Weighted average number of
Summary from the audited     Basic and diluted        basic and diluted common
 financial statements      loss per common share       stock shares outstanding
 --------------------      ---------------------       ------------------------

Year ended 7/31/2000              $(0.06)                     2,604,736

Year ended 7/31/1999              $(0.05)                     2,598,270